UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2011

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(c).

On August 16, 2011, the Board of Directors of CyberDefender Corporation (the “Company”) appointed Kevin Harris, the Company’s chief financial officer and secretary, interim chief executive officer, effective August 15, 2011, to serve until such time as a permanent chief executive officer shall be appointed.

Mr. Harris, age 42, joined the Company as a financial consultant in October 2008 and became chief financial officer and secretary in January 2009 and a director in March 2009.

There are no arrangements or understandings pursuant to which Mr. Harris was selected as an officer.

There are no family relationships between Mr. Harris and any director or executive officer of the Company.

Mr. Harris is a Certified Public Accountant in the State of California with over fifteen years of financial, accounting and management experience.  From April 2004 to December 31, 2008, Mr. Harris served as the Chief Operating Officer of Statmon Technologies Corp., a publicly traded company, where he was also a financial advisor from 2002-2004.  Additional information concerning Mr. Harris’ employment history and experience is available on the Company’s corporate web site at www.cyberdefendercorp.com.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Mr. Harris had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 22, 2011

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer